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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 19, 1999 except for note 11 for which the date is March 12, 1999 relating to the consolidated financial statements and our report dated January 19, 1999 relating to the consolidated financial statement schedule of Clarify Inc., and subsidiaries which appears in Clarify's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP


San Jose, California
July 1, 1999




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